---------------------------
                              RICHARD O. DEEM, P.C.

                          Certified Public Accountant
                          ---------------------------




February 6, 2001


Diane Dalmy, Attorney at Law
8965 West Cornell Place
Lakewood, Colorado 80227
and
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



Dear Ms. Dalmy and Sirs:

I concur with statements made in Item 3., Changes in and disagreements with accountants on accounting and financial disclosure, to be included in the registration statement of Ten Stix, Inc. and as stated below:

"Item 3. Changes in and disagreements with accountants regarding accounting and financial disclosure

Richard O. Deem, P.C., MBA, CPA prepared audited financial statements for the company through August 31, 1999. That former accountant declined to stand for re-election subsequent to August 31, 1999. Subsequently, management of the Company engaged the accounting firm of Comiskey & Company as the Company's independent auditors. The decision to change accountants was approved by the Board of Directors. There were no disagreements with the former independent CPA on any matter concerning accounting principals or practices, financial disclosure, or auditing scope or procedure.

Further, there have been no disagreements with the Company's current independent accountants that have not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

Neither the Company's current principal independent accountants nor the former principal independent accountant have provided an adverse opinion or disclaimer of opinion to the Company's financial statements, nor have they modified their respective opinions as to uncertainty, audit scope or accounting principles.

The Company's principal independent accountant until September 1, 1999 was Richard O. Deem, P.C., 4800 West 80th Avenue #100, Westminster, Colorado 80030. The Company's current principal independent accountant is Comiskey & Company, 789 Sherman Street, Suite 400, Denver, Colorado 80203."

If questions arise regarding the above, please advise me.  I am available.

Sincerely,


By: /s/ Richard O. Deem
-----------------------
Richard O. Deem, CPA


          4800 West 80th Avenue Suite 202, Westminster, Colorado 80030
                         303-426-7414 Fax 303-426-7431